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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------
                                    FORM 8-K
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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: May 26, 1998
                (Date of earliest event reported): May 26, 1998


                             HARBINGER CORPORATION
                (Exact name of Company specified in its charter)



           GEORGIA                       0-26298               58-1817306
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation or organization)                               Identification No.)


      1277 LENOX PARK BOULEVARD, ATLANTA, GEORGIA                  30319
        (Address of principal executive offices)                 Zip Code



                                 (404) 467-3000
               (Company's telephone number, including area code)

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Item 5.  Other events.

For the month ending April 30, 1998, Harbinger Corporation reports total revenues of $9 million and net losses of $2.2 million, (including $1.7 million of integration related charges). Publication of these results ends the risk sharing period as prescribed under APB No. 16 with respect to the merger with EDI Works! L.L.C. completed on March 31, 1998, which was accounted for under the pooling of interests method of accounting. This announcement also eliminates for Harbinger and EDI Works! shareholders who were deemed to be "affiliates" under Rule 145 under the Securities Act of 1933, as amended, certain trading restrictions that were required to enable pooling accounting treatment for the Harbinger/EDI Works! merger. Results for the period reported are not necessarily indicative of the results that may be expected for the quarter ending June 30, 1998 or the year ending December 31, 1998, either favorably or unfavorably.
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                                   SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        HARBINGER CORPORATION


                                        /s/ Joel G. Katz
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                                        JOEL G. KATZ
                                        Chief Financial Officer
                                        (Principal Financial Officer;
                                        Principal Accounting Officer)



Date: May 26, 1998